Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	AEG Holdings, LLC

Address of Joint Filer:	9800 Wilshire Blvd. Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hostess Brands, Inc. [TWNK]

Date of Earliest Transaction Required to be Reported: (Month/Day/Year):	11/13/2017

Designated Filer:	Gores Sponsor LLC

Dated: November 15, 2017

Signature:

AEG HOLDINGS, LLC

/s/ Alec Gores
Name:	Alec Gores
Title:	Managing Member

Name of Joint Filer:	Alec Gores

Address of Joint Filer:	c/o AEG Holdings, LLC 9800 Wilshire Blvd. Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hostess Brands, Inc. [TWNK]

Date of Earliest Transaction Required to be Reported: (Month/Day/Year):	11/13/2017

Designated Filer:	Gores Sponsor LLC

Dated: November 15, 2017

Signature:

ALEC GORES

/s/ Alec Gores
Alec Gores

Name of Joint Filer:	Platinum Equity, LLC

Address of Joint Filer:	360 North Crescent Drive Beverly Hills, California 90210

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hostess Brands, Inc. [TWNK]

Date of Earliest Transaction Required to be Reported: (Month/Day/Year):	11/13/2017

Designated Filer:	Gores Sponsor LLC

Dated: November 15, 2017

Signature:

PLATINUM EQUITY, LLC

By:	/s/ Mary Ann Sigler
	Name:	Mary Ann Sigler
	Title:	Chief Financial Officer

Name of Joint Filer:	Tom Gores

Address of Joint Filer:	c/o Platinum Equity, LLC 360 North Crescent Drive Beverly Hills, California 90210

Relationship of Joint Filer to Issuer:	10% Owner; Director

Issuer Name and Ticker or Trading Symbol:	Hostess Brands, Inc. [TWNK]

Date of Earliest Transaction Required to be Reported: (Month/Day/Year):	11/13/2017

Designated Filer:	Gores Sponsor LLC

Dated: November 15, 2017

Signature:

TOM GORES

/s/ Mary Ann Sigler, Attorney-in-fact
Mary Ann Sigler, Attorney-in-fact